AMENDMENT NO. 1
TO
SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 to the Securities Purchase Agreement, dated as of July 15, 2008 (this “Amendment”) amends that certain Securities Purchase Agreement, entered into as of July 7, 2008, by and between Driftwood Ventures, Inc., a Delaware corporation (the “Buyer”) and Green Screen Interactive Software, Inc. (the “Company”) (the “Securities Purchase Agreement”) (capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Securities Purchase Agreement).

RECITALS

WHEREAS, the parties to the Securities Purchase Agreement desire to amend certain provisions of the Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the undersigned parties do hereby agree as follows:

AGREEMENT

1.
The following language is hereby added to the end of the first sentence of Section 1(c): “, provided, however, that Buyer may make Advances in the aggregate principal amount of up to $9,000,000, which such additional Advances will be made in the sole discretion of Buyer for additional operating capital for the Company.”.

2.
Except as otherwise set forth herein, the Securities Purchase Agreement shall remain in full force and effect without change or modification. This Amendment, the Securities Purchase Agreement and other agreements related to the Securities Purchase Agreement constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral, with respect to such subject matter. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Amendment are for convenience of reference only and shall not alter, limit or otherwise affect the meaning hereof. This Amendment may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf as of the date first written above.

DRIFTWOOD VENTURES, INC.

By:	/s/ Charles Bentz
Name: Charles Bentz
Title: Chief Financial Officer

GREEN SCREEN INTERACTIVE SOFTWARE, INC.

By:	/s/ Mark Seremet
Name: Mark Seremet
Title: President